DUPREE MUTUAL FUNDS



	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


	October 26, 1999


The Annual Meeting of Shareholders of Dupree Mutual Funds, a Kentucky business trust, (the "Trust"), will be held at the Radisson Plaza Hotel, 369 West Vine Street, Lexington, Kentucky 40507-1636, on Tuesday, October 26, 1999 at 10:00
A. M., Lexington time, for the following purposes:

1.  Election of Trustees
2.  Ratification or rejection of independent certified public accountants
3. Each of the six single state municipal bond series will be asked to separately vote to amend the fundamental investment restrictions for the series to allow additional nationally recognized statistical rating organizations' ratings of municipal securities be utilized in the determination of investment grade securities eligible for purchase by the series.
4.  Other business

Shareholders are cordially invited to meet with the officers and Trustees of the Trust prior to the meeting, beginning at 9:30 A.M. at the Radisson Plaza Hotel.




				FRED L. DUPREE, JR.
				Secretary


September 17, 1999
125 South Mill Street
Lexington, Kentucky 40507


	YOUR VOTE IS IMPORTANT!


Shareholders are urged to read carefully and follow the instructions on the enclosed proxy card, indicate their choices as to each of the matters to be acted upon, and to date, sign, and return the completed and signed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Your prompt return of the proxy will help the Trust avoid the additional expense of further solicitation to assure a quorum at the meeting.

DUPREE MUTUAL FUNDS
Annual Meeting of Shareholders
October 26, 1999

	PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Dupree Mutual Funds, a Kentucky business trust, (the "Trust"), for use at the Annual Meeting of Shareholders of the Trust to be held on October 26, 1999, and at any and all adjournments thereof.

If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the shares covered thereby will be voted in accordance with the instructions marked thereon by the shareholders. Executed proxies that are unmarked will be voted:

for the nominees of the Board of Trustees of the Trust in the election of Trustees, and in favor of the ratification of the selection of independent certified public accountants for the Trust. In favor of amendment of the series' fundamental investment restrictions to allow additional nationally recognized statistical rating organizations' ratings of municipal securities be utilized in the determination of investment grade securities eligible for purchase by the series.

Any proxy may be revoked at any time prior to its exercise by a written notice of revocation addressed to and received by the Secretary of the Trust, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

As of September 17 , 1999, there were xxxxxxxxx   shares of beneficial
interest of the Trust outstanding, being comprised of:


XXXXXXXXXX.XXX shares of Kentucky Tax-Free Income Series
XXXXXXXXXX.XXX shares of Kentucky Tax-Free Short-to-Medium Series
XXXXXXXXXX.XXX shares of North Carolina Tax-Free Income Series
XXXXXXXXXX.XXX shares of North Carolina Tax-Free Short-to-Medium Series, XXXXXXXXXX.XXX shares of Tennessee Tax-Free Income Series
XXXXXXXXXX.XXX shares of Tennessee Tax-Free Short-to-Medium Series, and XXXXXXXXXX.XXX shares of Intermediate Government Bond Series all having no par value. As of that date no person was known to the Trust to be the beneficial owner of more than five percent of the outstanding shares of the Kentucky Tax-Free Income Series, North Carolina Tax-Free Income Series, or the Intermediate Government Bond Series.

As of that date, the following persons were known to the Trust to be beneficial owners of more than five percent of the outstanding shares of the following series:

Name(s) of Share Owners     Amount of Beneficial Ownership       Percent of
                                                                 Shares Held

KY Tax-Free Short-to-Medium Series
                                                   shares                 %
                                                   shares                 %


NC Tax-Free Short-to-Medium Series
                                                   shares                 %
                                                   shares                 %
                                                   shares                 %
                                                   shares                 %

TN Tax-Free Income Series
                                                   shares                 %
                                                   shares                 %

TN Tax-Free Short-to-Medium Series
                                                   shares                 %
                                                   shares                 %
                                                   shares                 %
                                                   shares                 %
                                                   shares                 %


As of that date, the Trustees and Officers of the Trust, as a group bene-ficially owned, directly or indirectly xxxxxx shares, representing approx-imately xxx % of the outstanding shares.

A copy of the annual report of Dupree Mutual Funds for the fiscal year ended June 30, 1999, including financial statements, has been mailed to share-holders of record at the close of business on that date, and to persons who became shareholders of record between that time and the close of business on September 17, 1999, the record date for the determination of the shareholders who are entitled to be notified of and to vote at the meeting. Copies of the annual report may be obtained by shareholders free of charge by contacting the Trust at P.O. Box 1149, Lexington, KY 40588-1149 or calling 800 866 0614.

Shareholders are entitled to one vote for each full share, and a proportionate vote for each fractional share, of the Trust held as of the record date except with respect to the election of Trustees, as to which cumulative voting shall apply. In accordance with Kentucky law, shares owed by three or more persons as co-fiduciaries will be voted in accordance with the will of the majority of such fiduciaries, unless a written instrument or court order providing to the contrary has been filed with the Secretary of the Trust.

A majority of the shares of the Trust entitled to vote shall constitute a quorum for the transaction of business. A majority of the shares voted, at a meeting where a quorum is present, shall decide any questions, except where a different vote is specified by the Investment Company Act of 1940, and a plurality shall elect a Trustee. If no instruction is given on a proxy, the proxy will be voted in favor of the nominees as trustees, in favor of selection of Ernst & Young LLP to serve as independent certified public accountants and in favor of amending the fundamental investment restrictions to expand the group of ratings services for municipal securities, whose ratings may be considered. Abstentions and broker no-votes will not count toward a quorum though they will be counted with the majority of votes cast on any item of business if a quorum is present.

The costs of the meeting, including the solicitation of proxies, will be paid by the Trust. Persons holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending soliciting material to the principals of the accounts. In addition to the solicitation of proxies by mail, officers and Trustees of the Trust may solicit proxies in person or by telephone.

The date of this Proxy Statement is September 17, 1999.

ELECTION OF TRUSTEES

The Trust's Board of Trustees has nominated the seven (7) persons listed below for election as Trustees for the ensuing year, each to hold office until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified. All of the nominees are members of the present Board of Trustees of the Trust. A shareholder using the enclosed form of proxy can vote for all or any of the nominees of the Board of Trustees or can withhold his or her vote from all or any of such nominees. If the proxy card is properly executed but unmarked it will be voted for all of the nominees. Each of the nominees has agreed to serve as a Trustee if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board of Trustees of the Trust may recommend. Two of the nominees, Thomas P. Dupree, Sr. and Fred L. Dupree, Jr. are brothers.

In electing Trustees, shareholders are entitled to exercise cumulative voting rights. Under cumulative voting, each shareholder has the right to cast, in person or by proxy, an aggregate amount of votes equal to the number of shares held by such shareholder, multiplied by the number of Trustees to be elected, and the shareholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates. The accompanying form of proxy confers cumulative voting rights on the persons named thereon as proxies.


Name, Address and
Age of Nominee        Principal Occupations(1)      Shares Beneficially
                                                    Owned Directly or
                                                    Indirectly, as of
                                                    September 17, 1999
THOMAS P. DUPREE, SR.*
125 South Mill Street
Lexington, KY  40507
Age: 69
                    Chairman of the Board of Dupree &
                    Company, Inc. (President until 1996)             .%

FRED L. DUPREE, JR.*
125 South Mill Street
Lexington, KY  40507
Age: 72

                    Vice President, Secretary, Treasurer and
                    Director of Dupree & Company, Inc.               .%


WILLIAM T. GRIGGS II*
125 South Mill Street
Lexington, KY  40507
Age:  48

                    President, Dupree & Company, Inc.
                    (Vice President until 1996)                       .%

LUCY A. BREATHITT
1703 Fairway Drive
Lexington, KY  40502
Age: 62

                    Alexander Farms, farming; KY Horse Park
                    Foundation Board; KY Horse Park Museum
                    Board.                                            .%

WILLIAM A. COMBS, JR.
111 Woodland Avenue, #510
Lexington, KY  40502
Age: 59

                    Secretary, Treasurer, Director, Dana Motor
                    Company, Cincinnati, OH; Secretary,
                    Treasurer, Director, Freedom Dodge,
                    Lexington, KY; Secretary, Treasurer, Director, Ellerslie Reality, Inc., Lexington, KY; Partner, Forkland Development Company, Lexington,
                    KY; Partner, Lexland, Lexington, KY;
                    Director, First Security Bank,  Lexington, KY     .%

ROBERT L. MADDOX
2800 Citizens Plaza
Louisville, KY  40202
Age: 75

                    Partner (retired 1994) Wyatt, Tarrant &
                    Combs, Louisville, KY, Attorneys; Director,
                    Nugent Sand Company, Louisville, KY;
                    Director, Orr Safety Corp., Louisville, KY;
                    Director, Whip-Mix Corp., Louisville, KY.         .%

WILLIAM S. PATTERSON
367 West Short Street
Lexington, KY  40507
Age: 67

                    President, CEO, Cumberland Surety Co.,
                    Lexington, KY; President, Patterson & Co.,
                    Frankfort, KY (real estate development
                    thoroughbred horse-breeding, farming).            .%


*	Thomas P. Dupree, Sr., Fred L. Dupree, Jr., and William T. Griggs II are
"interested persons" of the Trust's Investment Adviser and of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 by virtue of their officership, directorship and/or employment with Dupree & Company, Inc. Dupree & Company, Inc. also serves as the Trust's Transfer
Agent. The other nominees are the non-interested Trustees of the Trust. For the fiscal year ended June 30, 1999 the Trust paid to Dupree & Company, Inc. investment advisory fees and transfer agent fees totaling $2,949,116.

(1) Except as otherwise noted, each individual has held the office indicat-ed, or other offices in the same company, for the last five years.


                               Pension or
Name of Person,   Aggregate    Retirement    Estimated Annual Total Compensation
Position        Compensation BenefitsAccrued   Benefits Upon   From Trust and
                 From Trust  As Part of Trust   Retirement     Trust Complex
                               Expenses                       Paid to Trustees

Thomas P. Dupree, Sr. -0-    None - No Pension     None              -0-
President, Chairman          or Retirement Plan
Trustee

Fred L. Dupree, Jr.   -0-    None - No Pension     None              -0-
Vice President,              or Retirement Plan
Secretary, Treasurer
Trustee

William T. Griggs II* -0-    None - No Pension     None              -0-
Vice President,  Assistant   or Retirement Plan
Secretary, Trustee

Lucy A. Breathitt    $14,000 None - No Pension     None            $14,000
Trustee                      or Retirement Plan

William A. Combs, Jr.$14,000 None - No Pension     None            $14,000
Trustee                      or Retirement Plan

Robert L. Maddox     $14,000 None - No Pension     None            $14,000
Trustee                      or Retirement Plan

William S. Patterson $14,000 None - No Pension     None            $14,000
Trustee                      or Retirement Plan


The Board of Trustees has authorized the payment of a fee of $13,000 to each of the non-interested Trustees for the fiscal year ending June 30, 2000, plus a fee of $1,000 to each of the non-interested Trustees for each audit committee meeting attended. Two audit committee meetings are anticipated to be held during the fiscal year ending June 30, 2000.

The Board of Trustees has an audit committee comprised of the four non-interested trustees, but does not have an executive committee or a nominating committee. The audit committee met once during the fiscal year ended June 30, 1999, with all members in attendance. All nominees attended at least 75% of the four meetings of the Board of Trustees during the fiscal year ended June 30, 1999.

At the October 27, 1998 Annual Meeting of Shareholders 68,397,592.951 Dupree Mutual Funds shares were outstanding and entitled to vote. Of the shares outstanding and entitled to vote 44,977,039.146 shares were present and voting in person or by proxy, for a percentage of 65.76%.

RATIFICATION OR REJECTION OF SELECTION
OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The selection by the Board of Trustees of the firm of Ernst & Young LLP, cert-ified public accountants, as the independent certified public accountants for the fiscal year ending June 30, 2000 will be submitted for ratification or rejection by the shareholders at the annual meeting. If approved, Ernst & Young LLP will perform audit, tax preparation and other accounting services for the Trust for the fiscal year ending June 30, 2000.

The affirmative vote of a majority of the Trust's outstanding voting securities is required for ratification of the selection of Ernst & Young LLP As defined in the Investment Company Act of 1940, the phrase "vote of a majority of the outstanding voting securities" means the vote of the holders of the lesser of
(a) 67% of the shares present in person or represented by proxy and entitled to vote at the meeting, if the holders of more than 50% of the outstanding shares are so present or represented, and (b) more than 50% of the out-standing shares. Representatives of Ernst & Young LLP are expected to be available at the annual meeting to respond to appropriate questions.

FUNDAMENTAL INVESTMENT RESTRICTIONS/RATING SERVICES

	Kentucky Tax-Free Income Series
	Kentucky Tax-Free Short-to-Medium Series
	North Carolina Tax-Free Income Series
	North Carolina Tax-Free Short-to-Medium Series
	Tennessee Tax-Free Income Series
	Tennessee Tax-Free Short-to-Medium Series

Each of the individual single state municipal bond series of the Trust will be asked to vote separately to allow for additional nationally recognized statis-tical rating organizations' ratings of municipal securities to be utilized in the determination of investment grade securities eligible for purchase by the series.

Since its inception, each of the single state municipal bond series of the Trust has followed the fundamental policy of investing at least 80% of the value of the assets in securities meeting the investment grade quality standards defined by Moody's Investors Service Inc. (Moody's) or Standard & Poor's Corpration (S&P). These grades are defined as the four highest grades for bonds and the three highest grades for notes. In addition, each of the single state municipal bond series could include within the 80% category those notes or bonds secured by the full faith and credit of the United States Government.

Over the years, several other nationally recognized statistical rating organiza-tions have emerged to rate the many municipal securities which are issued in the states for which the Trust has established series. Municipal issuers select rating services for a variety of reasons, including convenience, familiarity with the issuer, price, etc. In order for the Trust to be able to contin-ually make the most appropriate purchases for each series' portfolio, the Trust would be well served to allow its Investment Adviser for each series to consider not only ratings provided by Moody's or Standard & Poor's but also other recognized national ratings services who may be rating given issues of municipal securities.

The Trust is not proposing to modify its commitment to the purchase of invest-ment grade securities for each of the series, but is seeking to expand upon the available ratings organizations which may be in the market rating the several municipal securities issues which may be attractive additions to the portfolios of the single state series.

INVESTMENT ADVISORY AGREEMENTS - ALL SERIES

Dupree & Company, Inc. was the original Investment Advisor from 1979-1986 of the original series of the Trust, the former Kentucky Tax-Free Income Fund, Inc. At the time that the shareholders of the former Kentucky Tax-Free Income Fund, Inc. voted to change its form of business to a business trust, Dupree & Company, Inc. created its subsidiary corporation, Dupree Investment Advisers, Inc. to become the investment advisor for the several series of the Trust which were later created. The creation of Dupree Investment Advisers, Inc. was undertaken at that time by Dupree & Company, Inc. for business and
tax reasons associated with that company.   In 1997 Dupree Investment
Advisers, Inc. was absorbed by its parent company, Dupree & Company, Inc.

Thomas P. Dupree, Sr., who is Chairman of the Board of Dupree & Company, Inc. and owner of 51% of the stock of Dupree & Company, Inc. (Claire Dupree, Mr. Dupree's wife is the owner of the remaining 49% of the stock of Dupree & Company, Inc.) also serves as President and a member of the Trust's Board of Trustees. William T. Griggs II is President of Dupree & Company, Inc., Mr. Griggs also serves as a Vice President of the Trust. Fred L. Dupree, Jr. is Vice President, Secretary, Treasurer and a Director of Dupree & Company, Inc., Michelle M. Dragoo and Dorine D. Kelly are Vice Presidents of Dupree & Company, Inc. Alison L. Arnold is Assistant Vice President of Dupree & Company, Inc.

Each series is currently served by Dupree & Company, Inc., pursuant to agreements previously approved by shareholders of each series. The affirmative vote of a majority of the series' outstanding voting securities is required for ratification of the Investment Advisory Agreement. As defined in the Investment Company Act of 1940, the phrase "vote a majority of the outstanding voting securities" means the vote of the holders of the lesser of (a) 67% of the shares present in person or represented by proxy and entitled to vote at the meeting, if the holders of more than 50% of the outstanding shares are so present or represented, and (b) more than 50% of the outstanding shares. The Investment Advisory Agreement for each series commenced November 1, 1997 and has been continued in effect until October 31, 1999, and thereafter from year to year, if such continuation is specifically approved. At least annually the proposed agreement must be specifically approved by the Trust's Board of Trustees at a meeting called for that purpose or by a vote of the holders of a majority of the series' shares, and in either case, also by a vote of a majority of the Trust's Trustees who are not "interested persons" of Dupree & Company, Inc. or the Trust within the meaning of the Investment Company Act of 1940. The proposed agreement is subject to termination by either party without penalty on 60 days written notice to the other, and it terminates automatically in the event of assignment.

Pursuant to each agreement, the Investment Adviser provides investment super-visory services, office space and facilities and corporate administration. Specifically, the Investment Adviser obtains and evaluates relevant information regarding the economy, industries, businesses, municipal issuers, securities markets and securities to formulate a continuing program for the management of each series' assets in a manner consistent with the series' investment objectives; and to implement this program by selecting the securities to be purchased or sold by the series and placing orders for such purchases and sales. In addition, the Investment Adviser provides for the series' office needs, maintains each series' books and records, assumes and pays all sales and promotional expenses incurred in the distribution of each series' shares, staffs the series with persons competent to perform all of its executive and administrative functions, supervises and coordinates the activities of the Trust's institutional and other agents (e.g. custodian, transfer agent, independent accountants, outside legal counsel), and permits its officers and employees to serve as Trustees and officers of the Trust, all without additional cost to the Trust.

Under each agreement, neither the Investment Adviser nor any of its directors, officers or employees performing executive or administrative functions for each series will be liable to the Trust for any error of judgment, mistake of law or other act or omission in connection with a matter to which the agreement relates, unless such error, mistake, act or omission involves willful misfeasance, bad faith, gross negligence or reckless disregard of duty or otherwise constitutes a breach of fiduciary duty involving personal misconduct.

Each agreement permits the Investment Adviser to voluntarily reimburse any series. The Trust currently sells to Kentucky, Indiana, Florida, Tennessee, Texas and North Carolina residents. Kentucky, Florida, Tennessee and North Carolina do not currently impose a limitation upon investment advisory fees charged to mutual funds, but both Indiana and Texas do as follows: 1.5% of the first $30,000,000 in net assets and 1% of any additional net assets for Indiana; and 2% of the first $10,000,000 of average net assets, 1.5% of the next $20,000,000 of average net assets and 1% of the remaining average net assets for Texas.

OTHER BUSINESS

The management of the Trust knows of no other business which may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

SHAREHOLDERS' PROPOSALS

If a shareholder wishes to present a proposal at the 2000 Annual Meeting of Shareholders, scheduled for that year, such proposal must be received by the Secretary of the Trust at the Trust's Lexington office prior to May 20, 2000. The Trustees and officers of the Trust welcome the opportunity to discuss proposals or suggestions any shareholder may have.











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